  As filed with the Securities and Exchange Commission on January 6, 2000

                                                 Registration No. 333-92657
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                --------------
                                   PALM, INC.
             (Exact name of Registrant as specified in its charter)

                                --------------

            Delaware                              3571                            94-3150688
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)           Identification Number)

                              5400 Bayfront Plaza
                           Santa Clara, CA 95052-8145
                                 (408) 326-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                --------------

                               Carl J. Yankowski
                                   Palm, Inc.
                              5400 Bayfront Plaza
                           Santa Clara, CA 95052-8145
                                 (408) 326-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------
                                   Copies to:

     Larry W. Sonsini, Esq.                 Stephen Yu, Esq.                 John L. Savva, Esq.
      Aaron J. Alter, Esq.                     Palm, Inc.                  Steven B. Stokdyk, Esq.
    Katharine A. Martin, Esq.             5400 Bayfront Plaza                Sullivan & Cromwell
Wilson Sonsini Goodrich & Rosati       Santa Clara, CA 95052-8145           1888 Century Park East
    Professional Corporation                 (408) 326-5000                       Suite 2100
       650 Page Mill Road                                                 Los Angeles, CA 90067-1725
       Palo Alto, CA 94304                                                      (310) 712-6600
         (650) 493-9300

                                --------------
        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                   Amount of
      Title of Each Class of             Proposed Maximum         Registration
    Securities to be Registered     Aggregate Offering Price(1)      Fee(2)
------------------------------------------------------------------------------
Common Stock, par value $0.001 per
 share............................        $100,000,000.00          $26,400.00

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(2) $26,400.00 of which has been previously paid.

                                --------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effectiveness until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             EXPLANATORY NOTE

  The purpose of this Amendment No. 1 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in
Item 15(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission registration fee and the registration fee. Palm has agreed to pay these costs and expenses.

                                   Item                                 Amount
                                   ----                                 -------
   Securities and Exchange Commission registration fee................. $26,400
   NASD registration fee...............................................  10,500
   Nasdaq Stock Market original and continued listing fees.............    *
   Blue Sky qualification fees and expenses............................  12,000
   Legal fees and expenses.............................................    *
   Accounting fees and expenses........................................    *
   Transfer agent and registrar fees...................................    *
   Printing and engraving expenses.....................................    *
   Miscellaneous expenses..............................................    *
                                                                        -------
     Total............................................................. $
                                                                        =======

--------
*To be filed by amendment.

Item 14. Indemnification of Directors and Officers

  Palm is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

  Palm's Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

  All of Palm's directors and officers will be covered by insurance policies maintained by Palm against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended. In addition, Palm has entered into indemnity agreements with its directors and executive officers (a form of which is filed as Exhibit 10.9 to this Registration Statement) that obligate Palm to indemnify such directors and executive officers to the fullest extent permitted by the General Corporation Law.

Item 15. Exhibits and Financial Statement Schedules

(a) Exhibits.

 Exhibit
 Number  Description
 ------- -----------
  1.1*   Form of Underwriting Agreement.
  2.1**  Master Separation and Distribution Agreement between 3Com and the registrant effective as of December 13, 1999.
  2.2**  Form of General Assignment and Assumption Agreement between 3Com and the registrant.
  2.3**  Form of Master Technology Ownership and License Agreement between 3Com and the registrant.
  2.4**  Form of Master Patent Ownership and License Agreement between 3Com and the registrant.
  2.5**  Form of Master Trademark Ownership and License Agreement between 3Com and the registrant.
  2.6**  Form of Employee Matters Agreement between 3Com and the registrant.
  2.7**  Form of Tax Sharing Agreement between 3Com and the registrant.
  2.8**  Form of Master Transitional Services Agreement between 3Com and the registrant.
  2.9**  Form of Real Estate Matters Agreement between 3Com and the registrant.
  2.10** Form of Master Confidential Disclosure Agreement between 3Com and the registrant.
  2.11** Form of Indemnification and Insurance Matters Agreement between 3Com and the registrant.
  2.12** Form of Non-U.S. Plan.
  3.1*   Certificate of Incorporation.
  3.2*   Bylaws.
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 10.1*   1999 Stock Plan.
 10.2*   1999 Stock Plan Agreements.
 10.3*   1999 Employee Stock Purchase Plan.
 10.4*   1999 Employee Stock Purchase Plan Agreements.
 10.5*   1999 Director Option Plan.
 10.6*   1999 Director Option Plan Agreements.
 10.7**  Management Retention Agreement dated as of December 1, 1999 by and between Carl J. Yankowski and the registrant.
 10.8*   Form of Indemnification Agreement entered into by the registrant with each of its directors and executive officers.
 10.9+   RAM Mobile Data USA Limited Partnership Value Added Reseller Agreement
         between RAM Mobile Data USA Limited Partnership (now BellSouth
         Wireless Data, L.P.) and the registrant.
 10.10+  Supply Agreement between Manufacturers' Services Salt Lake City
         Operations, Inc. and the registrant.
 10.11*  Common Stock Purchase Agreement between America Online and the registrant.
 10.12*  Common Stock Purchase Agreement between Motorola and the registrant.
 10.13*  Common Stock Purchase Agreement Between Nokia and the registrant.
 21.1*   Subsidiaries of Palm.
 23.1*   Independent Auditors' Consent and Report on Schedule
 23.2*   Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).
 24.1**  Power of Attorney (contained on page II-4).
 27.1**  Financial Data Schedule.

--------
*  To be filed by amendment.

** Previously filed.

+ Confidential treatment requested on portions of this exhibit. Unredacted versions of this exhibit have been filed separately with the Commission.

(b)Financial Statement Schedules.

   Valuation and Qualifying Accounts and Reserves........................... S-1

Item 16. Undertakings

  The Registrant hereby undertakes to provide the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted as to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

    (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 6, 2000.

                                                           *
                                          _____________________________________
                                                     Carl J. Yankowski
                                                Chief Executive Officer and
                                                          Director

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                           Title                    Date
              ---------                           -----                    ----

                  *                    Chief Executive Officer and    January 6, 2000
______________________________________  Director (Principal
          Carl J. Yankowski             Executive Officer)

                  *                    Senior Vice President and      January 6, 2000
______________________________________  Chief Financial Officer
             Judy Bruner                (Principal Financial and
                                        Accounting Officer)

                  *                    Director                       January 6, 2000
______________________________________
           Eric A. Benhamou

                  *                    Director                       January 6, 2000
______________________________________
          James L. Barksdale

                  *                    Director                       January 6, 2000
______________________________________
          Gordon A. Campbell

                  *                    Director                       January 6, 2000
______________________________________
           Susan G. Swenson

           /s/ Stephen Yu
*By:__________________________________
              Stephen Yu
           Attorney-in-fact

                               INDEX OF EXHIBITS

 Exhibit
 Number  Description
 ------- -----------
  1.1*   Form of Underwriting Agreement.
  2.1**  Master Separation and Distribution Agreement between 3Com and the registrant effective as of December 13, 1999.
  2.2**  Form of General Assignment and Assumption Agreement between 3Com and the registrant.
  2.3**  Form of Master Technology Ownership and License Agreement between 3Com and the registrant.
  2.4**  Form of Master Patent Ownership and License Agreement between 3Com and the registrant.
  2.5**  Form of Master Trademark Ownership and License Agreement between 3Com and the registrant.
  2.6**  Form of Employee Matters Agreement between 3Com and the registrant.
  2.7**  Form of Tax Sharing Agreement between 3Com and the registrant.
  2.8**  Form of Master Transitional Services Agreement between 3Com and the registrant.
  2.9**  Form of Real Estate Matters Agreement between 3Com and the registrant.
  2.10** Form of Master Confidential Disclosure Agreement between 3Com and the registrant.
  2.11** Form of Indemnification and Insurance Matters Agreement between 3Com and the registrant.
  2.12** Form of Non-U.S. Plan.
  3.1*   Certificate of Incorporation.
  3.2*   Bylaws.
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 10.1*   1999 Stock Plan.
 10.2*   1999 Stock Plan Agreements.
 10.3*   1999 Employee Stock Purchase Plan.
 10.4*   1999 Employee Stock Purchase Plan Agreements.
 10.5*   1999 Director Option Plan.
 10.6*   1999 Director Option Plan Agreements.
 10.7**  Management Retention Agreement dated as of December 1, 1999 by and between Carl J. Yankowski and the registrant.
 10.8*   Form of Indemnification Agreement entered into by the registrant with each of its directors and executive officers.
 10.9+   RAM Mobile Data USA Limited Partnership Value Added Reseller Agreement
         between RAM Mobile Data USA Limited Partnership (now BellSouth
         Wireless Data, L.P.) and the registrant.
 10.10+  Supply Agreement between Manufacturers' Services Salt Lake City
         Operations, Inc. and the registrant.
 10.11*  Common Stock Purchase Agreement between America Online and the registrant.
 10.12*  Common Stock Purchase Agreement between Motorola and the registrant.
 10.13*  Common Stock Purchase Agreement Between Nokia and the registrant.
 21.1*   Subsidiaries of Palm.
 23.1*   Independent Auditors' Consent and Report on Schedule
 23.2*   Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).
 24.1**  Power of Attorney (contained on page II-4).
 27.1**  Financial Data Schedule.

--------
 * To be filed by amendment.

** Previously filed.

 + Confidential treatment requested on portions of this exhibit. Unredacted versions of this exhibit have been filed separately with the Commission.